Exhibit 99.1

Pier 1 Imports, Inc. Reports First Quarter Fiscal 2018 Financial Results

Provides Fiscal 2018 Second Quarter Guidance and Updates Full-Year Outlook; Declares Quarterly Cash Dividend

FORT WORTH, Texas--(BUSINESS WIRE)--June 28, 2017--Pier 1 Imports, Inc. (NYSE:PIR) today reported financial results for the first quarter ended May 27, 2017.

“During the first quarter, our teams continued to make progress against our key initiatives around merchandising, marketing, supply chain, real estate and cost,” said Alasdair James, President and Chief Executive Officer. “Whilst we’ve shown operational improvement for several consecutive quarters, there is still much to be done to build the business to its full potential, significantly strengthen our profitability and increase shareholder value.”

Mr. James continued, “My first few weeks with the Company have provided an enhanced perspective on our strong brand equity and competitive omni-channel platform – supported by exceptional people and a culture that is committed to success. Pier 1 Imports has a loyal customer base, productive store portfolio, large and growing e-Commerce presence and strong balance sheet. Looking ahead, we will be focused on uncovering additional opportunities to leverage these assets to broaden our customer reach, enhance our competitiveness and drive growth. I look forward to sharing more detail in the coming months.”

First Quarter Fiscal 2018 Results of Operations

First quarter fiscal 2018 net sales totaled $409.5 million, compared to $418.4 million in the same period last year. Company comparable sales on a constant currency basis were flat compared to the first quarter last year. Including a 20 basis point impact attributable to the year-over-year decline in the value of the Canadian Dollar relative to the U.S. Dollar, company comparable sales decreased 0.2% year-over-year. The average number of stores operating in the first quarter of fiscal 2018 decreased approximately 1% compared to the first quarter last year. E-Commerce sales totaled $99.3 million, representing year-over-year growth of approximately 23%. E-Commerce represented approximately 24% of net sales in the first quarter, as compared to approximately 19% of net sales in the first quarter of fiscal 2017. See “Financial Disclosure Advisory” for an explanation of constant currency, merchandise margin, contribution from operations and EBITDA, which are non-GAAP financial measures.

Gross profit in the first quarter totaled $151.6 million, or 37.0% of net sales, compared to $149.0 million, or 35.6% of net sales in the first quarter of fiscal 2017. First quarter merchandise margin (the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit) totaled $240.2 million, or 58.6% of net sales, compared to $232.5 million, or 55.6% of net sales in the first quarter of fiscal 2017. The year-over-year improvement in merchandise margin is primarily attributable to improved operations within the Company’s supply chain and also decreased clearance. For the three months ended May 27, 2017, contribution from operations (gross profit less compensation for operations and operational expenses) totaled $74.9 million, compared to $68.7 million during the same period last year. As a percentage of net sales, contribution from operations increased 190 basis points to 18.3% in the first quarter of fiscal 2018.

First quarter fiscal 2018 selling, general and administrative (“SG&A”) expenses were $140.2 million, or 34.2% of net sales, compared to $142.7 million, or 34.1% of net sales, in the year-ago period. Cost initiatives implemented in the first quarter enabled the Company to achieve a significant reduction in compensation for operations. Those savings were partially offset by increases in other areas, primarily incremental investments in marketing, including television and digital advertising. The following table details the breakdown of SG&A expenses for the first quarter of fiscal 2018 as compared to the same period last year (in millions).

	Three Months Ended
	May 27, 2017		May 28, 2016
	Expense	% of Sales	Expense	% of Sales

Compensation for operations	$56.1	13.7%	$60.2	14.4%
Operational expenses	20.6	5.0%	20.1	4.8%
Marketing	29.5	7.2%	28.6	6.8%
Other selling, general and administrative	34.0	8.3%	33.8	8.1%

Total selling, general and administrative	$140.2	34.2%	$142.7	34.1%

First quarter fiscal 2018 operating loss was $2.3 million compared to an operating loss of $7.8 million in the same period last year. Net loss for the quarter ended May 27, 2017, was $3.0 million, or ($0.04) per share, compared to a net loss of $6.0 million, or ($0.07) per share, in the year-ago period. First quarter EBITDA (earnings before interest, taxes, depreciation and amortization) was $11.6 million, compared to $6.8 million in the first quarter of fiscal 2017.

Balance Sheet Highlights and Share Repurchase Program

As of May 27, 2017, the Company had $161.6 million of cash and cash equivalents, compared to $128.0 million at the end of last year’s first quarter, $194.5 million outstanding under its senior secured term loan and $9.5 million outstanding under an industrial revenue bond. The Company had no working capital borrowings outstanding under its $350 million secured revolving credit facility. Inventories at the end of the first quarter of fiscal 2018 totaled $418.4 million, a decrease of approximately 1% compared to inventories of $421.1 million a year ago.

During the quarter ended May 27, 2017, the Company repurchased 500,000 shares of its common stock for approximately $3.1 million. Subsequent to the end of the first quarter, the Company has repurchased an additional 420,000 shares of its common stock for approximately $2.2 million. Of the Company’s $200 million share repurchase program announced in April 2014, approximately $31.2 million remains available for repurchases.

Secured Credit Facility

Subsequent to the end of the first quarter, on June 2, 2017, the Company amended its $350 million revolving credit agreement. The amended and restated revolving credit agreement extends the maturity of the revolving credit facility from June 18, 2018, to June 2, 2022, and includes a $150 million accordion feature that allows the Company to increase the facility to as much as $500 million under certain circumstances. As of June 2, 2017, the Company had no borrowings under its revolving credit facility and $42.2 million in outstanding stand-by letters of credit.

Real Estate Optimization Initiative

During the first quarter of fiscal 2018, the Company closed three stores and opened one, ending the quarter with 1,016 Pier 1 Imports stores. The Company continues to expect to close approximately 20 to 25 net stores in fiscal 2018.

Store Statistics

	Store Count
Three Months Ended	Start	Openings	Closures	End	Relocations (1)

May 27, 2017	1,018	1	(3)	1,016	1

May 28, 2016	1,032	3	(8)	1,027	3

(1)	Relocations are noted only in the period in which the new store opens.

Fiscal 2018 Second Quarter and Full-Year Financial Guidance

Jeffrey N. Boyer, Executive Vice President and Chief Financial Officer, stated, “We delivered strong year-over-year merchandise margin improvement and performed well against our cost initiatives again in the first quarter. However, the Outdoor category underperformed our expectations, resulting in some softness in top-line performance. Although the Outdoor category is expected to adversely impact sales and merchandise margin in the second quarter, we are carefully managing inventory levels and anticipate that our operating and growth initiatives will continue to gain traction as we move through the year.”

The Company’s 2018 fiscal year includes 53 weeks of operating results. The Company’s 53rd week is expected to contribute approximately $26 million to net sales and approximately $0.02 to earnings per share. Fiscal 2018 financial guidance is being provided on a 53-week basis with the exception of company comparable sales growth, which is being provided on a 52-week basis. The Company provided the following financial guidance for the fiscal 2018 second quarter and updated financial guidance for the full year:

Guidance Metric	2nd Quarter	Full Year
· Comparable sales growth (%) :	Flat to 2%	1% to 2%
· Net sales growth (%):	Approximately Flat	1.5% to 2.5%
· Merchandise margin (% of net sales):	Approximately 57%	Approximately 58%
· SG&A expenses:	Approximately $132 million to $137 million	Approximately 31.5% of net sales
· Marketing spend (% of net sales):		Approximately 6%
· Depreciation:		Approximately $54 million
· Corporate tax rate:		Approximately 39%
· (Loss) Earnings per share:	($0.08) to ($0.04)	$0.46 to $0.52
· Fully diluted share count:		Approximately 80.5 million shares
· Capital expenditures:		Approximately $55 million

Declaration of Quarterly Cash Dividend

The Company announced that its Board of Directors declared a $0.07 per share quarterly cash dividend on the Company’s outstanding shares of common stock. The $0.07 quarterly cash dividend will be paid on August 2, 2017, to shareholders of record on July 19, 2017. As of June 27, 2017, approximately 84.6 million shares of the Company’s common stock were outstanding.

First Quarter Fiscal 2018 Financial Results Conference Call

The Company will host a conference call to discuss first quarter fiscal 2018 financial results at 4:00 p.m. Central Time on Wednesday, June 28, 2017. Investors will be able to connect to the call through the Company’s website at pier1.com. The conference call can be accessed by selecting “Investor Relations” on the Company’s homepage and linking through to the “Events” page, or dialing 1-866-378-2926, or if international, 1-409-350-3152. The conference ID number is 35569654.

Financial Disclosure Advisory

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release references non-GAAP financial measures including constant currency, merchandise margin, contribution from operations and EBITDA.

The Company believes that the non-GAAP financial measures included in this press release allow management and investors to understand and compare results in a more consistent manner for the three-month periods ended May 27, 2017, and May 28, 2016. Non-GAAP financial measures should be considered supplemental and not a substitute for the Company’s results reported in accordance with GAAP for the periods presented.

This press release references company comparable sales on a constant currency basis, which is calculated by translating the current and prior periods into comparable amounts using the same foreign exchange rate. Management believes this non-GAAP financial measure is useful when comparing sales results between periods when foreign exchange rates are volatile.

Merchandise margin represents the result of adding back delivery and fulfillment net costs and store occupancy costs to gross profit. Contribution from operations represents gross profit less compensation for operations (which includes store and customer service payroll) and operational expenses. EBITDA represents earnings before interest, taxes, depreciation and amortization. Management believes merchandise margin, contribution from operations and EBITDA are meaningful indicators of the Company’s performance which provide useful information to investors regarding its financial condition and results of operations. Management uses merchandise margin, contribution from operations and EBITDA, together with financial measures prepared in accordance with GAAP, to assess the Company’s operating performance, to enhance its understanding of core operating performance and to compare the Company’s operating performance to other retailers. These non-GAAP financial measures should not be considered in isolation or used as an alternative to GAAP financial measures and do not purport to be an alternative to net income or gross profit as a measure of operating performance. A reconciliation of net loss to EBITDA to contribution from operations to merchandise margin is shown below for the periods indicated (in millions).

		Three Months Ended
		May 27, 2017		May 28, 2016
		$ Amount	% of Sales	$ Amount	% of Sales

Merchandise margin (non-GAAP)		$240.2	58.6%	$232.5	55.6%

Less:	Delivery and fulfillment net costs	16.7	4.1%	10.8	2.6%
	Store occupancy costs	71.9	17.5%	72.7	17.4%

Gross profit (GAAP)		151.6	37.0%	149.0	35.6%

Less:	Compensation for operations	56.1	13.7%	60.2	14.4%
	Operational expenses	20.6	5.0%	20.1	4.8%

Contribution from operations (non-GAAP)		74.9	18.3%	68.7	16.4%

Less:	Other nonoperating income	(0.2)	(0.1%)	(0.5)	(0.1%)
	Marketing and other SG&A	63.5	15.5%	62.4	14.9%

EBITDA (non-GAAP)		11.6	2.8%	6.8	1.6%

Less:	Income tax benefit	(1.8)	(0.5%)	(4.1)	(1.0%)
	Interest expense, net	2.7	0.7%	2.8	0.7%
	Depreciation	13.7	3.4%	14.1	3.4%

Net loss (GAAP)		$(3.0)	(0.7%)	$(6.0)	(1.4%)

Except for historical information contained herein, the statements in this press release or otherwise made by our management in connection with the subject matter of this press release are forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995) and involve risks and uncertainties and are subject to change based on various important factors. This press release includes forward-looking statements that are based on management’s current estimates or expectations of future events or future results. These statements are not historical in nature and can generally be identified by such words as “believe,” “expect,” “estimate,” “anticipate,” “plan,” “may,” “will,” “intend” and similar expressions. Management’s expectations and assumptions regarding future results are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements included in this press release. These risks and uncertainties include, but are not limited to: the effectiveness of the Company’s marketing campaigns, merchandising and promotional strategies and customer databases; consumer spending patterns; inventory levels and values; the Company’s ability to implement planned cost control measures; expected benefits from the real estate optimization initiative, including cost savings and increases in efficiency; risks related to U.S. import policy; and changes in foreign currency values relative to the U.S. Dollar. These and other factors that could cause results to differ materially from those described in the forward-looking statements contained in this press release can be found in the Company’s Annual Report on Form 10-K and in other filings with the SEC. Refer to the Company’s most recent SEC filings for any updates concerning these and other risks and uncertainties that may affect the Company’s operations and performance. Undue reliance should not be placed on forward-looking statements, which are only current as of the date they are made. The Company assumes no obligation to update or revise its forward-looking statements.

About Pier 1 Imports

Pier 1 Imports is dedicated to offering customers exclusive, one-of-a-kind products that reflect high quality at a great value. Starting with a single store in 1962, Pier 1 Imports’ product is now available in retail stores throughout the U.S. and Canada and online at pier1.com. For more information about Pier 1 Imports or to find the nearest store, please visit pier1.com.

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands except per share amounts)
(unaudited)

	Three Months Ended
	May 27,	% of	May 28,	% of
	2017	Sales	2016	Sales

Net sales	$ 409,525	100.0%	$ 418,370	100.0%

Cost of sales	257,928	63.0%	269,403	64.4%

Gross profit	151,597	37.0%	148,967	35.6%

Selling, general and administrative expenses	140,195	34.2%	142,724	34.1%
Depreciation	13,723	3.4%	14,051	3.4%

Operating loss	(2,321)	(0.6%)	(7,808)	(1.9%)

Nonoperating (income) and expenses:
Interest, investment income and other	(570)		(781)
Interest expense	3,048		3,047
	2,478	0.6%	2,266	0.5%

Loss before income taxes	(4,799)	(1.2%)	(10,074)	(2.4%)
Income tax benefit	(1,813)	(0.5%)	(4,054)	(1.0%)

Net loss	$ (2,986)	(0.7%)	$ (6,020)	(1.4%)

Loss per share:
Basic	$ (0.04)		$ (0.07)

Diluted	$ (0.04)		$ (0.07)

Dividends declared per share:	$ 0.07		$ 0.07

Average shares outstanding during period:
Basic	81,080		81,663

Diluted	81,080		81,663

Pier 1 Imports, Inc.

CONSOLIDATED BALANCE SHEETS
(in thousands except share amounts)
(unaudited)

	May 27,	February 25,	May 28,
	2017	2017	2016
ASSETS

Current assets:
Cash and cash equivalents, including temporary investments
of $152,978, $149,375 and $122,494, respectively	$161,625	$154,460	$128,031
Accounts receivable, net	24,723	22,945	25,631
Inventories	418,424	400,976	421,098
Prepaid expenses and other current assets	31,464	31,607	34,995
Total current assets	636,236	609,988	609,755

Properties and equipment, net of accumulated depreciation
of $519,016, $505,555 and $497,064, respectively	181,390	191,476	199,331
Other noncurrent assets	42,467	41,618	36,738
	$860,093	$843,082	$845,824

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	$98,517	$68,981	$117,067
Gift cards and other deferred revenue	62,987	60,398	66,093
Accrued income taxes payable	25,635	26,058	-
Current portion of long-term debt	2,000	2,000	2,000
Other accrued liabilities	129,330	133,866	103,228
Total current liabilities	318,469	291,303	288,388

Long-term debt	198,781	199,077	199,962
Other noncurrent liabilities	62,085	60,674	87,517

Shareholders' equity:
Common stock, $0.001 par, 500,000,000 shares authorized,
125,232,000 issued	125	125	125
Paid-in capital	157,760	191,501	186,757
Retained earnings	728,268	737,165	717,825
Cumulative other comprehensive loss	(8,306)	(7,414)	(8,789)
Less -- 40,208,000, 42,050,000 and 41,150,000
common shares in treasury, at cost, respectively	(597,089)	(629,349)	(625,961)
Total shareholders' equity	280,758	292,028	269,957
	$860,093	$843,082	$845,824

Pier 1 Imports, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)
	Three Months Ended
	May 27,	May 28,
	2017	2016

Cash flows from operating activities:
Net loss	$(2,986)	$(6,020)
Adjustments to reconcile to net cash provided by
operating activities:
Depreciation	15,786	15,433
Stock-based compensation expense	1,100	1,684
Deferred compensation, net	750	1,409
Deferred income taxes	(1,216)	(2,496)
Amortization of deferred gains	(268)	(268)
Other	650	2,245
Changes in cash from:
Inventories	(17,448)	(15,239)
Prepaid expenses and other assets	(1,142)	(6,019)
Accounts payable and other liabilities	34,129	49,118
Accrued income taxes payable, net of payments	(423)	(6,324)
Net cash provided by operating activities	28,932	33,523

Cash flows from investing activities:
Capital expenditures	(13,567)	(10,044)
Proceeds from disposition of properties	-	3
Proceeds from sale of restricted investments	1,164	991
Purchase of restricted investments	(526)	(402)
Net cash used in investing activities	(12,929)	(9,452)

Cash flows from financing activities:
Cash dividends	(5,646)	(5,692)
Purchases of treasury stock	(2,827)	(5,515)
Stock purchase plan and other, net	135	446
Repayments of long-term debt	(500)	(500)
Net cash used in financing activities	(8,838)	(11,261)

Change in cash and cash equivalents	7,165	12,810

Cash and cash equivalents at beginning of period	154,460	115,221

Cash and cash equivalents at end of period	$161,625	$128,031

CONTACT:
Pier 1 Imports, Inc.
Bryan Hanley, 817-252-6083